SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                 March 18, 1997



                           SNYDER COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


    DELAWARE                  1-12145                          52-1983617
(State or Other              (Commission                      (I.R.S. Employer
  Jurisdiction               File Number)                    Identification No.)
of Incorporation)

                   TWO DEMOCRACY CENTER, 6903 ROCKLEDGE DRIVE
                      15TH FLOOR, BETHESDA, MARYLAND 20817
               (Address of Principal Executive Offices) (Zip Code)


                                 (301) 468-1010
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Acquisition of Brann Holdings Limited. On March 19, 1997, Snyder Communications, Inc. (the "Company" or the "Registrant") commenced a private offer (the "Offer") to acquire the capital stock of Brann Holdings Limited, a United Kingdom company ("Brann"). Shareholders of Brann representing all of the outstanding ordinary share capital of Brann have accepted the Offer for an aggregate of 2,350,152 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock").

         The Offer also included the redemption of all of Brann's outstanding redeemable preference shares for $5,035,000 (including accrued dividends) in cash. Holders of all of the outstanding preference shares of Brann have accepted the Offer. In addition, holders of options to purchase certain capital stock of Brann will be granted options to acquire 389,730 unregistered shares of Common Stock of the Company.

         Brann shareholders who have accepted the terms of the Offer are party to a registration rights agreement, dated as of March 21, 1997 (the "Registration Rights Agreement"), pursuant to which such shareholders will have the right to demand registration of one-half of the shares of Common Stock received in the Offer commencing after publication of financial results of the Company for the first full calendar month following the closing of the acquisition, and to demand registration of the remaining shares commencing on the first anniversary of the publication of such results.


ITEM 5.  OTHER EVENTS

         Merger Agreement with American List Corporation. On March 18, 1997, the Company and its wholly-owned subsidiary, Snyder Z Acquisition, Inc., ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with American List Corporation ("American List") pursuant to which the Company, Merger Sub and American List will consummate a merger (the "Merger") in which Merger Sub will be merged with and into American List. Upon consummation of the Merger, American List will become a wholly-owned subsidiary of the Company.

         Upon consummation of the Merger, each share of common stock, par value $0.01 per share, of American List issued and outstanding immediately prior to the effective time of the Merger, will by virtue of the Merger be converted into the number of shares of Common Stock equal to the Exchange Ratio. The Exchange Ratio will be determined in the following manner: (i) if the Average Final Closing Price (as



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

defined below) equals or exceeds $32.00, the Exchange Ratio will be 1.00; (ii) if the Average Final Closing Price equals or exceeds $28.00 but is less than $32.00, the Exchange Ratio will equal the quotient (rounded to four decimal places) of $32.00 divided by the Average Final Closing Price; (iii) if the Average Final Closing Price equals or exceeds $26.00 and is less than $28.00, the Exchange Ratio will be 1.14; and (iv) if the Average Final Closing Price is less than $26.00, the Exchange Ratio will equal the quotient (rounded to four decimal places) of $29.71 divided by the Average Final Closing Price. The Company has the right to terminate the Merger Agreement if the Final Average Closing Price is less than $24.00. American List has the right to terminate the Merger Agreement if the Average Final Closing Price is less than $20.00.

         "Average Final Closing Price" means the average of the closing prices (or, if the Common Stock should not trade on any Trading Day, the average of the high bid and low asked prices therefor on such day), regular way, per share of Common Stock, as reported on the New York Stock Exchange ("NYSE") Composite Tape during the twenty consecutive Trading Days ending on (and including) the third Trading Day prior to the effective time of the Merger. "Trading Day" means a day on which the NYSE is open for trading.

         Consummation of the Merger is subject to certain customary closing conditions, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the preparation and mailing of definitive proxy materials and the approval of the holders of common stock of American List.

         In connection with the Merger, on March 18, 1997, the Company and certain stockholders of American List, holding approximately 21% of the common stock of American List, entered into a stockholders agreement (the "Stockholders Agreement"), pursuant to which such stockholders have agreed to vote their shares at the meeting of holders of common stock of American List for adoption of the Merger Agreement and against certain other transactions which would impede or delay consummation of the Merger. The affirmative vote of the holders of a majority of the outstanding common stock of American List is necessary to adopt the Merger Agreement.

         Certain affiliates of American List have each agreed not to transfer, sell or otherwise dispose of any of the Common Stock except pursuant to an effective registration statement under the Securities Act, or as permitted by, and in accordance with, Rule 145, if applicable, or another applicable exemption under the Securities Act; and not to transfer, sell or otherwise dispose of any shares of common



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

stock of American List, or sell or otherwise reduce their risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. 1., "Codification of Financial Reporting Policies," Section 201.01 [47 F.R. 21028] (May 17, 1982) with respect to any Common Stock, in each case until after such time as consolidated financial statements which reflect at least 30 days of post-merger combined operations of the Company and American List have been published by the Company, except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities and Exchange Commission. In addition, the Company agreed not to register shares of the Company's Common Stock held by certain of its affiliates prior to the publication of such financial statements and certain affiliates of the Company agreed not to require such registration or make certain other dispositions until such publication, in each case subject to certain enumerated limitations.


         The foregoing descriptions of and references to all of the above-mentioned agreements and transactions are qualified in their entirety by reference to the complete texts of the agreements and documents which are filed herewith as Exhibits to this Current Report on Form 8- K, and which texts are incorporated herein by reference.

         The information set forth in the press releases attached hereto as Exhibits 99.1 to 99.3 is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

                  (a)      Financial Statements of Businesses Acquired

                  It is impractical to provide the required financial statements for Brann Holdings Limited at the date hereof. The Registrant undertakes to file such required financial statements by means of an amendment to this Current Report on Form 8-K as soon as practicable, but no later than June 4, 1997.

                  (b)      Pro Forma Financial Information

                  It is impracticable to provide the required pro forma financial information required pursuant to Article 11 of Regulation S-X at the date hereof. The Registrant undertakes to file such required pro forma financial information by means of an amendment to this Current Report on Form 8-K as soon as practicable, but no later than June 4, 1997.



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

                  (c)      Exhibits

                  2.1 Agreement and Plan of Merger, dated as of March 18, 1997, among American List Corporation, Snyder Communications, Inc. and Snyder Z Acquisition, Inc.

                  2.2           Recommended Offer by Snyder Communications, Inc.
for Brann Holdings Limited, dated March 21, 1997.

                  10.1 Stockholders Agreement, dated March 18, 1997, by and among Snyder Communications, Inc. and each of the other parties signature thereto.

                  10.2 Employment Agreement between Martin Lerner, American List Corporation and Snyder Communications, Inc., dated March 18, 1997.

                  10.3 Affiliate Letters from certain affiliates of American List Corporation to Snyder Communications, Inc., dated March
18, 1997.

                  10.4 Lock-up letter from certain affiliates of Snyder Communications, Inc. to Snyder Communications, Inc. and J. Morton
Davis, dated March 18, 1997.

                  10.5 Registration Rights Agreement, dated as of March 21, 1997, among Snyder Communications, Inc. and the Shareholders of Brann Holdings Limited listed on the signature pages thereto.

                  99.1          Press Release, dated March 19, 1997.

                  99.2          Press Release, dated March 19, 1997.

                  99.3          Press Release, dated March 19, 1997.




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

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SNYDER COMMUNICATIONS, INC.



Date: March 31, 1997                    By: /s/ Michele D. Snyder
                                           ----------------------
                                             Name:  Michele D. Snyder
                                             Title: Vice Chairman and Chief
                                                    Operating Officer




Date: March 31, 1997                    By: /s/ A. Clayton Perfall
                                           -----------------------
                                             Name:  A. Clayton Perfall
                                             Title: Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.

2.1               Agreement and Plan of Merger, dated
                  as of March 18, 1997, among American List
                  Corporation, Snyder Communications, Inc.
                  and Snyder Z Acquisition, Inc.

2.2               Recommended Offer by Snyder Communications,
                  Inc. for Brann Holdings Limited, dated March
                  21, 1997.

10.1              Stockholders Agreement, dated March 18,
                  1997, by and among Snyder Communications, Inc. and each of the other parties signature thereto.

10.2              Employment Agreement between Martin Lerner,
                  American List Corporation and Snyder
                  Communications, Inc., dated March 18, 1997.

10.3 Affiliate Letters from certain affiliates of American List Corporation to Snyder
                  Communications, Inc., dated March 18, 1997.

10.4 Lock-up letter from certain affiliates of Snyder Communications, Inc. to Snyder Communications,
                  Inc. and J. Morton Davis, dated March 18, 1997.

10.5 Registration Rights Agreement, dated as of March 21, 1997, among Snyder Communications, Inc. and the Shareholders of Brann Holdings Limited listed on the signature pages thereto.

99.1              Press Release, dated March 19, 1997.

99.2              Press Release, dated March 19, 1997.

99.3              Press Release, dated March 19, 1997.




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